Exhibit 10(t)

                          TECHNOLOGY TRANSFER AGREEMENT

     TECHNOLOGY TRANSFER AGREEMENT ("Agreement") is entered into as of the 10th day of February, 1998, between SIGA Pharmaceuticals, Inc., a Delaware corporation ("Siga"), and MEDIMMUNE, Inc., a Delaware corporation ("MedImmune").

                              Preliminary Statement

     The parties acknowledge that MedImmune wishes to grant a license to Siga, and Siga desires to receive a license to, the "Antibiotic Technology Package" (as defined below) in order to permit Siga to commence development of products in the "Antibiotic Field" (as defined below) based in part on the Antibiotic Technology Package, and Siga and MedImmune therefore agree as follows.

                                    Agreement

     Section 1. Definitions. For purposes of this Agreement, each defined term used in this Agreement and not otherwise defined shall have the meaning set forth below:

     "Antibiotic Developments" means all discoveries, inventions, or other proprietary knowledge or matter having applications to the performance of research, development, production or sale of or otherwise concerning any product or service within the Antibiotic Field now owned by, controlled or subject to the rights of MedImmune.

     "Antibiotic Field" means the detection, diagnosis and treatment of diseases in humans and non-human animals caused by gram-negative bacteria. For the avoidance of doubt, the "Antibiotic Field" does not include treatment or prevention of such diseases by use of a vaccine or immunotherapeutic.

     "Antibiotic Group" means all employees of and consultants to MedImmune having knowledge of the Antibiotic Technology Package or any part thereof.

     "Antibiotic Technology Package" means any and all discoveries and inventions, trade secrets, ideas, processes, data, techniques, formulas, compositions of matter, research results and know-how, in each case of any kind or nature and whether or not patentable or copyrightable and whether or not reduced to writing or any other tangible, intangible or electronic medium of expression, owned by MedImmune and which are related to, or which may have any applications with respect to, the Antibiotic Field.

     "Hultgren Agreement" means that certain Agreement between MedImmune and Dr. Scott Hultgren dated March 2, 1995, as amended to date, attached to this Agreement as Exhibit A.

     "Support Services" means the services which may be performed by MedImmune from time to time as requested by Siga pursuant to this Agreement as set forth on Schedule A to this Agreement.


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     "Swedish University Agreement" means that certain Contract Research
Agreement between MedImmune and the Swedish University of Agriculture Sciences dated May 9, 1995, as amended to date, attached to this Agreement as Exhibit B.

     "Symbicom Technology Rights" means all rights of Symbicom AB in and to the patents and patent applications listed on Exhibit C to this Agreement.

     "Transfer" means the transfer of the Antibiotic Technology Package described in Section 3 below.

     "Washington University Agreement" means that certain Research and License Agreement between MedImmune and Washington University dated as of March 1, 1995, as amended to date, attached to this Agreement as Exhibit D.

     Section 2. License of Antibiotic Technology Package.

     2.1 Subject to the terms and conditions of this Agreement, MedImmune hereby agrees to grant and hereby grants to Siga a sole and exclusive, fully paid, worldwide, royalty free, non-cancelable license (including the right to sublicense) under, in and to the Antibiotic Technology Package to research, develop, make, use, sell, offer for sale, import, export and lease products, services and processes of every kind and nature in the Antibiotic Field, and to have third persons do each of the foregoing for their own account or on behalf of Siga.

     2.2 Upon the termination of this Agreement for any reason, each sublicense granted by Siga shall continue and shall be in full force and effect in accordance with this Agreement, and MedImmune agrees that it shall succeed to the rights of Siga under each such sublicense, provided that nothing shall be deemed to extend any sublicense beyond its original term after the date of termination of this Agreement unless specifically agreed to in writing by MedImmune. Siga agrees that it will not use or grant rights to or permit a third party to use the Antibiotic Technology Package for research, development, making, having made, using, selling, offering for sale, importing or exporting of products and processes outside of the Antibiotic Field.

     2.3 (a) During the term of this Agreement MedImmune shall be responsible at its sole cost and expense for prosecuting and maintaining any patent applications and patents included in the Antibiotic Technology Package. At Siga's request, MedImmune shall provide Siga with copies of all official actions and other communications received by MedImmune or its counsel with respect to the Antibiotic Technology Package. Siga agrees to cooperate with MedImmune in the preparation, filing, prosecution and maintenance of and such patents and patent applications by disclosing such information as may be necessary and by promptly executing such documents as MedImmune may request to effect such efforts. Siga shall bear its own costs in connection with such cooperation. If Siga wishes to file a patent application with respect to any invention or discovery included in or based in whole or in part on the Antibiotic Technology Package which is not the subject of a patent application or issued patent as of the date of this Agreement, Siga shall be free to do so in its own name and at its own cost and expense, and MedImmune shall have no rights in or to any such patent application or any


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resulting patent (the "Siga Patents"). MedImmune agrees to cooperate with Siga in the preparation, filing, prosecution and maintenance of the Siga Patents by disclosing such information as may be necessary and by promptly executing such documents as Siga may request to effect such efforts. MedImmune shall bear its own costs in connection with such cooperation. Siga agrees that it will not assert the Siga Patents against MedImmune or its Affiliates or Sublicensees or their customers with respect to any product developed or commercialized by MedImmune, its Affiliates or Sublicensees which is a vaccine or immunotherapeutic for the treatment or prevention of diseases in humans or animals.

     (b) MedImmune acknowledges that Siga reserves the right to commercialize any and all inventions or discoveries included in the Siga Patents as Siga may determine in its discretion. However, if Siga determines to grant any rights in or to any of the Siga Patents to third parties, Siga agrees that it shall first promptly inform MedImmune in writing of the nature of the invention or discovery described in the subject Siga Patent, with reasonable specificity. From and after the receipt of such notice, MedImmune shall have a right, by written notice delivered to Siga, to enter into exclusive, good faith negotiations for the grant of a license to such Siga Patent outside of the Antibiotic Field on commercially reasonable, mutually agreeable terms and conditions. If MedImmune and Siga have not successfully concluded such negotiations within sixty (60) days of the date of notice received by MedImmune from Siga of the existence of a Siga Patent delivered pursuant to the first sentence of this subsection (b), Siga shall be free to negotiate and execute such licenses or other grants of rights in and to such Siga Patent, if any, as it may determine in its sole and complete discretion, within or without the Antibiotic Field.

     (c) MedImmune agrees that it shall not publish or otherwise publicly disseminate all or any portion of the Antibiotic Technology Package which may be utilized in the Antibiotic Field. If MedImmune desires to publish or otherwise publicly disseminate all or any portion of the Antibiotic Technology Package which may be utilized both within and outside the Antibiotic Field, it will give prior written notice to Siga and shall not so publish or disseminate if Siga can reasonably demonstrate within a reasonable period of time that such publication or dissemination will adversely affect development or commercialization of a Siga product in the Antibiotic Field; provided that if MedImmune can reasonably demonstrate to Siga that a failure to publish or disseminate will also adversely affect development or commercialization of a MedImmune Product, then following the notification procedure set forth above MedImmune shall be free to publish and otherwise publicly disseminate the subject portion of the Antibiotic Technology Package. Siga agrees that if it desires to publish or publicly disseminate all or any portion of the Antibiotic Technology Package, it may do so with appropriate references to MedImmune recognizing the contribution of MedImmune to the Antibiotic Technology Package.

     (d) If either party becomes aware of the infringement of any patent or patent application included in the Antibiotic Technology Package, it shall immediately inform the other in writing of all details available. If a third party infringes any such patent or patent application within the Antibiotic Field, Siga may enforce such patents and patent applications by appropriate legal proceedings or otherwise at its own cost and expense, and shall retain all


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recoveries. MedImmune may be represented by MedImmune's counsel in any such legal proceedings, at MedImmune's own expense, in an advisory but not controlling capacity.









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     Section 3. Transfer of Technology Package.

     3.1 MedImmune acknowledges and agrees that it will use its commercially reasonable efforts, consistent with this Section 3, to provide Siga with prompt and full cooperation so as to insure that the Antibiotic Technology Package is transferred promptly and completely to Siga.

     3.2 In order to facilitate the transfer of the Antibiotic Technology Package, MedImmune hereby designates Dr. Scott Koenig, and Siga hereby appoints Dr. Dennis Hruby (each a "Coordinator"), as their respective project coordinators for oversight and coordination of the effective transfer of the Antibiotic Technology Package. The Coordinators shall be responsible for the coordination of the Transfer, identification of members of the Antibiotic Group, informing Siga of any Antibiotic Developments, the performance of the Support Services, receiving and transmitting information regarding the Antibiotic Technology Package and the transfer process, and attempting to resolve disputes between the parties.

     3.3 Immediately following the execution of this Agreement, and for so long as the parties mutually deem reasonably necessary or desirable to effect the purposes of this Agreement (including without limitation the Transfer), Siga and MedImmune agree that Siga shall be entitled from time to time with reasonable notice and at reasonable times to send to MedImmune and each of its facilities for purposes of meeting and working with members of the Antibiotic Group and learning the details of the Antibiotic Technology Package such personnel as Siga may reasonably request, provided that in no event shall the cooperation and assistance described in this Section extend beyond twenty four (24) months following the date of this Agreement except upon the mutual agreement of the parties. During such period the members of the Antibiotic Group shall:

          (i) review the Antibiotic Technology Package and all related materials with such Siga personnel in such reasonable detail as the Siga personnel may request;

          (ii) provide such Siga personnel with all written and tangible background materials, data, information and know-how included in or related to the Antibiotic Technology Package in the possession of any member of the Antibiotic Group or MedImmune and with respect to which the party has a transferable interest, including without limitation any such materials, data, information and know-how which may be necessary or desirable for the practice or use of the Antibiotic Technology Package; and

          (iii) explain and demonstrate for such Siga personnel all knowledge, inventions, processes and techniques included within the Antibiotic Technology Package in order to provide Siga personnel with sufficient expertise to use and practice all such knowledge, inventions, processes and techniques, and, if reasonably deemed necessary or appropriate by Siga, provide any available information in the Antibiotic Field necessary to allow Siga to pursue, apply for and perfect any related intellectual property rights and governmental approvals.


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     3.4 Siga acknowledges that MedImmune and its officers, directors, employee and consultants are and shall have other obligations that may conflict or interfere with the performance of the obligations of MedImmune set forth in this
Section 3. If any such conflict or interference shall arise, MedImmune shall so inform Siga, such other obligations shall take precedence over those owing to Siga under this Section 3, and the performance of such obligations owing to Siga hereunder shall be deferred, but not indefinitely, to a later mutually agreeable time at which such obligations can be performed.

     Section 4. Subsequent Services; Other Rights and Agreements.

     4.1 Following completion of the Transfer in accordance with Section 3 above, MedImmune may in its sole and absolute discretion perform the Support Services during the relevant time periods set forth on Schedule A to this Agreement and otherwise subject to the terms set forth on Schedule A. Nothing in this Agreement shall require Siga to request the Support Services from MedImmune, and Siga may obtain the same or similar services from any person or entity it may desire in its sole discretion.

     4.2 As further consideration for the covenants of the parties set forth in this Agreement, from and after the date of this Agreement, (i) Siga agrees that it shall not attempt, nor shall it directly or indirectly cooperate with any third party to attempt, to develop any vaccine technology or product based in whole or in part on the Antibiotic Technology Package, and shall promptly inform MedImmune of any expressions of interest received from third parties regarding their interest in obtaining rights to use any portion of the Antibiotic Technology Package for such purpose, and (ii) MedImmune agrees that it shall not attempt, nor shall it directly or indirectly cooperate with any third party to attempt, to develop any technology or product in the Antibiotic Field by use of the Antibiotic Technology Package, and shall promptly inform Siga of any expressions of interest received from third parties regarding the interest of MedImmune in the Antibiotic Technology Package in the Antibiotic Field.

     Section 5. Consideration. In consideration of the license of the Antibiotic Technology Package and the obligations of MedImmune set forth in this Agreement:

          (i) Siga agrees to execute and perform the terms of those certain Stock Purchase and Registration Rights Agreements between Siga and MedImmune of even date with this Agreement; and

          (ii) To the extent necessary, MedImmune and Siga shall execute and deliver, together with each of the appropriate parties referenced below, each of the following agreements and instruments, in form and substance reasonably satisfactory to each of MedImmune and Siga; (a) an assignment by MedImmune to Siga of all rights of MedImmune under the Washington University Agreement; and (b) an assignment by MedImmune to Siga of all rights of MedImmune under the Swedish University Agreement.

     Section 6. Representations and Warranties.

     6.1 MedImmune hereby represents and warrants to Siga that:


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          (i) MedImmune has the full right, power and authority to execute, deliver and perform its obligations under this Agreement, and that such execution, delivery and performance does not and will not violate the terms of any agreement, document, instrument, understanding, law, rule, regulation or court order to which MedImmune is a party or by which MedImmune is bound;

          (ii) this Agreement constitutes the binding agreement of MedImmune and is enforceable against MedImmune in accordance with its terms;

          (iii) MedImmune owns the Antibiotic Technology Package, without restrictions or encumbrances on its title or interest.

          (iv) MedImmune has not granted to any third party any license, option, right or other interest of any nature in or to the Antibiotic Technology Package in the Antibiotic Field;

          (v) MedImmune has no present knowledge of the existance of any claims or threatened claims by any third person or entity of any rights to or interest in the Antibiotic Technology Package in the Antibiotic Field;

          (vi) to the present knowledge of MedImmune, neither any item of the Antibiotic Technology Package, nor the practice or use of any item of the Antibiotic Technology Package, whether by Siga or any designee or affiliate of Siga, is a misappropriation of, or infringes on or otherwise violates, any patents, copyrights or other intellectual property rights of any third person or entity;

          (vii) MedImmune currently does not own or control any intellectual property rights, other than those agreed to be sold, transferred and assigned to Siga pursuant to this Agreement, which would be infringed by Siga's exploitation of the Antibiotic Technology Package; and

          (viii) each of the agreements, assignments and instruments described in Section 5(ii) which are anticipated to be executed and delivered by MedImmune are the valid and binding obligations of MedImmune, and are enforceable in accordance with their respective terms.

          (ix) MedImmune has terminated, and has no further rights under or with respect to, that certain agreement between MedImmune and Dr. Scott Hultgren dated March 2, 1995, in the form of Exhibit E to this Agreement.

For purposes of this Section 6.1, the word "knowledge" refers to the actual, conscious awareness of a referenced individual, or an officer, director or employee of a referenced entity, of the facts, circumstances or events, or lack thereof, referred to in connection with the use of the word "knowledge" in this
Section 6.1.


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     6.2 EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN SECTION 6.1 ABOVE,
MEDIMMUNE MAKES NO OTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT OR VALIDITY OF INTELLECTUAL PROPERTY RIGHTS.

     6.3 Siga hereby represents and warrants to MedImmune that:

          (i) Siga has the full right, power and authority to execute, deliver and perform its obligations under this Agreement, and that such execution, delivery and performance does not and will not violate the terms of any agreement, document, instrument or understanding to which Siga is a party or by which Siga is bound; and

          (ii) this Agreement constitutes the binding agreement of Siga and is enforceable against Siga in accordance with its terms;

     Section 7. Confidentiality.

     7.1 For purposes of this Agreement:

          (a) "Medimmune Confidential Information" means and includes all of the technology, information and rights included within the Antibiotic Technology Package, including without limitation: (i) any and all written, oral or documentary information, reports, abridgements, analyses, extracts or summaries prepared by MedImmune and any member of the Antibiotic Group, regardless of the medium of expression in which such information is contained; and (ii) any and all physical models, blueprints, schematics, drawings, designs, specifications, codes (including object code and source code), programs and formulas related to or describing any Antibiotic Technology, and (iii) any and all information regarding the business, properties or affairs of MedImmune;

          (b) "Siga Confidential Information" means and includes all means all proprietary or confidential information related to the business, properties or affairs of Siga, exclusive of the MedImmune Confidential Information, including without limitation: (i) any and all written, oral or documentary information, reports, abridgements, analyses, extracts or summaries prepared by or on behalf of Siga, regardless of the medium of expression in which such information is contained; and (ii) any and all physical models, blueprints, schematics, drawings, designs, specifications, codes (including object code and source code), programs and formulas related to or describing any technology owned or controlled by Siga;

          (c) "Confidential Information" means the MedImmune Confidential Information and the Siga Confidential Information, collectively.

The parties agree that all Confidential Information shall be presumed as such if stamped as "Confidential" or "Proprietary", or, if communicated orally, is identified as confidential or


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proprietary by written notice delivered by the disclosing party within thirty
(30) days of the date of disclosure.

     7.2 "Confidential Information" of the disclosing party shall not include information which:

          (a) is or becomes publicly known through no wrongful act of the receiving party or any of its Representatives, or is explicitly approved for public release by the written authorization of an authorized officer of the disclosing party;

          (b) was in the possession of the receiving party prior to the execution of this Agreement;

          (c) is lawfully received by the receiving party from a third party which has no obligation of confidentiality to the disclosing party;

          (d) is required to be disclosed by a court or governmental authority of appropriate jurisdiction, provided that the party required to disclose such Confidential Information shall give the other party prompt written notice of such compelled disclosure in sufficient time to allow the other party to prevent such disclosure or receive confidential treatment of such information.

     The parties acknowledge that Siga may find it necessary or advisable to include certain of the MedImmune Confidential Information in filings for approvals of products and services to be developed by Siga, and MedImmune acknowledges that such filings shall be beneficial to Siga and its stockholders. Siga agrees to provide MedImmune with advanced notice of any filing that contains such MedImmune Confidential Information, and MedImmune agrees that it shall not unreasonably withhold or delay its consent to such disclosure by Siga. Siga further agrees that it will take commercially reasonable measures to protect and maintain the confidentiality of MedImmune Confidential Information included in any such filings.

     7.3 Unless expressly authorized by the disclosing party, each party agrees that it (i) shall not at any time disclose or permit any of its directors, officer, employees, agents, consultants or financing sources (the "Representatives") to disclose the other party's Confidential Information to any third person or entity, (ii) will hold, and will use commercially reasonable efforts to cause each of its Representatives to hold, the other party's Confidential Information in strict confidence, and (iii) will not use, nor permit any of its Representatives to use, any of the other party's Confidential Information for any purpose other than such purposes as are expressly contemplated by this Agreement or which may otherwise be allowed pursuant to any written agreements between the parties. Each party hereby represents to the other party that (A) such party's Representatives are and shall in the future be bound by obligations of confidentiality which are no less restrictive than the obligations of confidentiality set forth in this Agreement, and (B) such agreements are binding and enforceable under relevant law against such party's Representatives.


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     Section 8. Indemnification. None of MedImmune or its officers, directors, employees or agents (each an "Indemnified Person") shall have any liability or responsibility whatsoever to Siga or any affiliate of Siga or any other person or entity for or on account of any injury, loss, or damage, of any kind or nature, sustained by, or any damage assessed or asserted against, or any other liability incurred by or imposed upon them, whether direct, indirect, special, punitive, incidental, consequential or otherwise arising under any legal theory, arising out of or in connection with or resulting from (i) the development, manufacture, use of sale of the Antibiotic Technology Package or products or services in the Antibiotic by Siga or any of its affiliates, (ii) any advertising or other promotional activities with respect to any such product or service, or (iii) the production or sale of any product identified, characterized or otherwise developed by Siga or any affiliate of Siga with the aid of the Antibiotic Technology. Siga shall indemnify, defend and hold each Indemnified Person harmless against all claims, demands, losses, damages or penalties (including but not limited to attorney's fees and expenses) made against any Indemnified Person with respect to items (i), (ii) and (iii) above, whether or not such claims are groundless or without merit or basis.

     Section 9. Miscellaneous.

     9.1 Siga and MedImmune agree that the execution and performance of this Agreement by the parties and a general description of the subject matter, the participants and the benefits to the respective parties may be publicly announced by appropriate publicity in the ordinary course of business, provided that such publicity shall not disclose any Confidential Information nor, unless mutually agreed to by the parties, disclose the form or amount of consideration to be paid by Siga to MedImmune hereunder. Siga and MedImmune further agree that any subsequent press releases or other forms of publicity regarding their relationship shall be made only as mutually agreed (such agreement not to be unreasonably withheld by either party).

     9.2 No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     9.3 This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York applicable to contracts between residents of New York made and carried out entirely within such state without regard to choice of law principles.

     9.4 This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of each of the parties, and may not be assigned to any person or entity without the express written consent of the other party hereto, provided, that either party may assign its rights (but not its obligations) under this Agreement to any affiliate of such party and to any acquiror of all or substantially all of its assets and business generally or related specifically to the Antibiotic Field, whether by way of merger, consolidation, sale or other similar transaction or related series of transactions.


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     9.5 Any notice or other communication required or permitted to be given by any party hereto shall be in writing and shall be deemed to have been duly given if hand delivered or five (5) days after deposit for delivery by regular first class mail, postage prepaid, addressed to each respective party at the address given below:

         If to Siga:          SIGA Pharmaceuticals, Inc.
                              666 Third Avenue, 30th Floor
                              New York, NY  10017
                              Attention:  President

         with a copy to:      Jeffrey D. Abbey
                              Eilenberg & Zivian
                              666 Third Avenue, 30th Floor
                              New York, NY  10017

         If to MedImmune:     MedImmune, Inc.
                              35 W. Watkins Mill Road
                              Gaithersburg, MD  20878
                              Attention: David Mott

or to such other address as any party hereto shall indicate by proper notice to the other in the same manner as provided in this paragraph.

     9.6 This Agreement, including the schedules and exhibits, constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

     9.7 Headings and captions are intended for convenience only and shall not be considered to define, limit or affect the interpretation or construction of this Agreement. This Agreement may be executed in two or more counterparts, each of which when taken together shall constitute one and the same agreement.

     9.8 This Agreement may not be amended except by a written instrument signed by the parties hereto.

     9.9 Any dispute between MedImmune and Siga over the subject matter of this Agreement that is not resolved by the Coordinators shall be submitted to arbitration in accordance with this Section 9.9, provided that neither party shall be obligated to submit any claim involving patent infringement or a specific claim for injunctive relief to arbitration in the first instance.

     The party alleging that a dispute exists shall send a notice of that dispute to the other stating the dispute in reasonable detail, and such party's position with respect to that dispute. If that dispute is not resolved by the parties within thirty (30) days after the delivery of the notice, the party alleging the dispute may apply to the New York, New York ("NYC") office


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of the American Arbitration Association for the appointment of a technologically competent and commercially experienced arbitrator residing in or about NYC.

     The arbitrator will schedule a hearing in NYC on the disputed issues within forty-five (45) days of his appointment, and will render his decision in writing as expeditiously as possible after the hearing. The arbitrator will render his decision based solely on written materials supplied by the parties and their oral presentations at the hearing (which shall be limited in duration to no more than two (2) days), and no party will be entitled to conduct any discovery. Each party will supply the other with a copy of any written materials to be submitted to the arbitrator at least ten (10) days prior to the scheduled hearing. A default judgment may be entered against a party failing to appear at the arbitration hearing. The decisions of the arbitrator shall be final, binding on the parties and unappealable, and may be filed as a judgment of record in any jurisdiction designated by the successful party.

     Siga and MedImmune agree that this Section 9.9 has been included to rapidly and inexpensively resolve disputes between them with respect to the matters described in this Agreement, and except for specific claims related to patent infringement or injunctive relief, this Section 9.9 shall be grounds for dismissal of any court action commenced by either of them prior to the conclusion of the arbitration of any dispute arising out of such matters.

     9.10 The parties each acknowledge and agree that either may suffer irreparable harm if the other breaches certain of its obligations contained in this Agreement, and that a party may not have an adequate remedy at law in the event of the other party's actual or threatened breach of such party's obligations. Accordingly, each party agrees that in the event of any actual or threatened breach by it of any of its obligations under this Agreement, the other party shall be entitled to seek injunctive and other equitable relief to enforce such obligations, without the need to post any bond which might otherwise be required and without the necessity of showing actual monetary damages. The exercise of such rights by a party shall be cumulative and nonexclusive and shall be in addition to any other remedy to which such party may be entitled.







                              *****END OF TEXT*****


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

SIGA Pharmaceuticals, Inc., a Delaware corporation


By: /s/ David de Weese
    ---------------------------------
Title: President & CEO

Name: David de Weese
    ---------------------------------
               (Printed)

MedImmune, Inc., a Delaware corporation


By: /s/ David Mott
    ---------------------------------
Title: President

Name: David Mott
    ---------------------------------
               (Printed)



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                                   Schedule A
                        to Technology Transfer Agreement


     For purposes of this Agreement, the term "Support Services" means and includes each of the following:

          1. At the sole discretion of MedImmune, provide active, ongoing oversight and scientific guidance and support in the development by Siga of compounds, products and services based in whole or in part on the Antibiotic Technology Package, for a period not to exceed twenty four (24) months following the execution of this Agreement;

          2. At the sole discretion of MedImmune, provide active assistance in the development of strategy to protect and seek patent protection for any of the Antibiotic Technology Package, for a period not to exceed twelve
     (12) months following the execution of this Agreement;

          3. At the sole discretion of MedImmune, conduct animal testing on compounds and products developed by or for Siga in connection with the Antibiotic Technology Package using in-house animal models developed by MedImmune prior to or following the date of this Agreement; and

          4. At the sole discretion of MedImmune, provide usual and customary clinical, clinical trial and regulatory compliance and development services of the type necessary for the development, regulatory approval and sale of a commercial product within the Antibiotic Field by Siga.




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